SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Sun Microsystems, Inc.

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SUN MICROSYSTEMS, INC.

4150 Network Circle

Santa Clara, California 95054

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

November 8, 2007

10:00 a.m. Pacific Standard Time

Dear Stockholder:

You are cordially invited to attend Sun’s 2007 Annual Meeting of Stockholders, which will be held on Thursday, November 8, 2007 at 10:00 a.m., Pacific Standard Time, at Sun’s Auditorium, located at the Santa Clara Campus, 4030 George Sellon Circle, Santa Clara, California 95054, for the following purposes:

1.	To elect ten members to the Board of Directors;

2.	To ratify the appointment of Ernest & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008;

3.	To approve Sun’s 2007 Omnibus Incentive Plan;

4.	To approve the amendment our Amended and Restated Certificate of Incorporation to effect a one-for-four reverse split of our common stock, together with a corresponding reduction in the number of authorized shares of our common stock and preferred stock;

5.	To consider two stockholder proposals, if each is properly presented at the meeting; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on September 10, 2007 are entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting. A list of those stockholders will be maintained and open for examination by any of our stockholders, for any purpose germane to the Annual Meeting, during regular business hours at the address listed above for ten days prior to the meeting.

We are pleased to be one of the first companies to take advantage of new Securities and Exchange Commission rules that allows issuers to furnish proxy materials to their stockholders on the Internet. We believe the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

As owners of the Company, your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible.

On behalf of our Board of Directors, thank you for your participation in this important annual process.

Sincerely,

MICHAEL A. DILLON

Executive Vice President, General Counsel and Secretary

Santa Clara, California

September 25, 2007

SUN MICROSYSTEMS, INC.

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our 2007 Annual Meeting of Stockholders, which will take place on November 8, 2007. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	Our proxy statement for the Annual Meeting; and

•	Our 2007 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail or electronic versions by email, these materials also include the proxy card for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are six items that will be voted on at the Annual Meeting:

1.	The election of ten members to the Board of Directors;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008;

3.	A proposal regarding the approval of Sun’s 2007 Omnibus Incentive Plan;

4.	A proposal regarding the amendment of our Amended and Restated Certificate of Incorporation to effect a one-for-four reverse stock split of our common stock, together with a corresponding reduction in the number of authorized shares of our common stock and preferred stock;

5.	A stockholder proposal regarding advisory vote on compensation; and

6.	A stockholder proposal regarding simple majority vote.

What are our Board of Directors’ voting recommendations?

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of Ernst & Young LLP, “FOR” the approval of our 2007 Omnibus Incentive Plan, “FOR” the reverse stock split, “AGAINST” the advisory vote on compensation and “AGAINST” simple majority vote.

Where are Sun’s principal executive offices located, and what is Sun’s main telephone number?

Sun’s principal executive offices are located at 4150 Network Circle, Santa Clara, California 95054. Sun’s main telephone number is (650) 960-1300.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with the rules recently adopted by the Securities and Exchange Commission, rather than mailing a printed copy of our proxy materials to each stockholder of record, we may now send each of our stockholders a simple Notice of Internet Availability of Proxy Materials (the “Notice”), which indicates how our stockholders may:

•	Access their proxy materials over the Internet;

•	Make a one-time request to receive a printed set of proxy materials by mail; or

•	Make a permanent election to receive all of their proxy materials in printed form by mail or electronically by e-mail.

The Notice also includes instructions for voting your proxy over the Internet.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by email instead of sending you printed copies by mail.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

If you owned Sun’s common stock at the close of business on the September 10, 2007 (the “Record Date”), then you may attend and vote at the meeting. At the close of business on the Record Date, we had approximately [            ] shares of common stock issued and outstanding, of which [            ] were entitled to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by Sun.

Beneficial Owner of Shares Held in Street Name: If at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What is the quorum requirement for the Annual Meeting?

A majority of Sun’s outstanding shares on the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

•	Are present and vote in person at the meeting; or

•	Have voted on the Internet, by telephone or by properly submitting a proxy card by mail.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, or if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone by following the instructions provided in the Notice.

What happens if I do not give specific voting instructions?

Stockholders of Record: If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors: or

•	If you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name: If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on matters on which it does not have discretionary authority to vote, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When our Inspector of Election tabulates the votes for any particular proposal, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Which ballot measures are considered “routine” or “non-routine”?

Proposal 1 (election of directors); Proposal 2 (approval of auditors) and Proposal 4 (approval of reverse stock split) involve matters that we believe will be considered routine.

Proposal 4 (approval of Sun’s 2007 Omnibus Incentive Plan) and Proposals 5 and 6 (the stockholder proposals) involve matters that we believe will be considered non-routine.

How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of any other matter being voted on at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 — Election of directors	Each director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the
election of directors and represented in person or by proxy at the Annual Meeting casting their vote “FOR” a director must
exceed the number of votes “WITHHELD” from that
director. Please see “Corporate Governance — Majority Vote
Standard and Director Resignation Policy” for more
information.

Proposal 2 — Ratification of appointment of independent registered public accounting firm	To be approved by our stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting.
Proposal 3 — Approval of Sun’s 2007 Omnibus Incentive Plan	To be approved by our stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting.
Proposal 4 — Approval of amendment to Sun’s Amended and Restated Certificate of Incorporation to effect a one-for-four reverse stock split of our common stock	To be approved by our stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the outstanding shares of our common stock.
Proposal 5 — Stockholder proposal regarding advisory vote on compensation	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting.
Proposal 6 — Stockholder proposal regarding simple majority vote	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

Is cumulative voting permitted for the election of directors?

In the election of directors, you may elect to cumulate your votes. If you choose to cumulate your votes, you will need to notify the Secretary of Sun in writing at the address of Sun’s principal executive offices prior to the Annual Meeting or notify the chairman of the meeting prior to the commencement of voting at the Annual Meeting of your intent to cumulate your votes. If you hold your shares beneficially in street name and wish to cumulate votes, you should contact the organization that holds your shares prior to the meeting to assist you with this process.

As provided in our Bylaws and Corporate Governance Guidelines, if cumulative voting is invoked, then majority voting will not apply with respect to the election of directors, and the ten director nominees receiving the highest number of votes will be elected. If cumulative voting is invoked, you will have a total number of votes equal to the number of director nominees, multiplied by the number of shares you hold. You may allocate these votes among the director nominees as you see fit. For example, if you hold 1,000 shares of stock, you could allocate 10,000 “FOR” votes (1,000 times 10 director nominees) among as few or as many of the ten director nominees as you choose.

The proxy holders intend to vote the shares represented by proxies to elect Sun’s ten director nominees as set forth in Proposal 1. If cumulative voting is in effect at the Annual Meeting, the proxy holders will vote the shares represented by the proxies in order to elect as many of Sun’s ten director nominees as possible or as they otherwise determine in their discretion. Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Sun or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation of votes and certification of the vote; and

•	To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our Board of Directors.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Election and published in our quarterly report on Form 10-Q for the fiscal quarter ending on December 31, 2007, which we expect to file with the SEC by February 9, 2008.

Who is paying for the cost of this proxy solicitation?

Sun is paying the costs of the solicitation of proxies. We have engaged Morrow & Co., Inc. as our proxy solicitor to help us solicit proxies from brokers, bank nominees and other institutions for a fee of $27,000.00, plus reasonable out-of-pocket expenses. We must also pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding the Notice to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone, or we may ask our proxy solicitor to solicit proxies on our behalf by telephone for a fee of $5.00 per phone call, plus reasonable expenses. We will also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

What is the deadline to propose actions for consideration at the 2008 Annual Meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future Annual Meetings as follows:

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in Sun’s proxy statement for our 2008 Annual Meeting of Stockholders, the written proposal must be received by the Secretary of Sun at our principal executive offices no later than May 28, 2008. The proposal will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. If you intend to present a proposal at our 2008 Annual Meeting of Stockholders, but you do not intend to have it included in our 2008 proxy statement, your proposal must be delivered to the Secretary of Sun no earlier than June 27, 2008 and no later than July 27, 2008. If the date of our 2008 Annual Meeting of Stockholders is more than 30 calendar days before or after the one-year anniversary of the date of our Annual Meeting, your proposal must be delivered by the close of business on the tenth day following the day we publicly announce the date of the 2008 Annual Meeting of Stockholders.

Nominations of Director Candidates: Stockholders may propose director candidates for consideration by the Board’s Corporate Governance and Nominating Committee. Any such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for Board membership, information regarding any relationships between the candidate and Sun within the last three years and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Secretary of Sun at the address of our principal executive offices shown above. In addition, our Bylaws permit stockholders to nominate directors for election at an Annual Meeting of Stockholders. If you want to nominate an individual for election to Sun’s Board at the 2008 Annual Meeting of Stockholders, you must deliver a written notice to the Secretary of Sun by no earlier than June 22, 2008 and no later than July 22, 2008. As set forth in our Bylaws, your notice must state: your name, your address and the number of Sun shares you own; the nominee’s name, age, business address, principal occupation and the number of Sun shares the nominee owns; and all other information regarding nominees required by Regulation 14A of the Exchange Act.

Bylaw Provisions: The relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates are available on our website at www.sun.com/company/cgov/. You may also contact the Secretary of Sun at our principal executive offices to request a copy of the relevant Bylaw provisions.

How can I communicate with the independent directors on Sun’s Board?

Our Board encourages stockholders who are interested in communicating directly with our independent directors as a group to do so by writing to the independent directors in care of our Corporate Secretary. Stockholders can send communications electronically by clicking on “Contact Sun’s Board of Directors” at our corporate governance website located at www.sun.com/company/cgov/ or by mail to: Secretary, Sun Microsystems, Inc., 4150 Network Circle, Santa Clara, California 95054. Stockholder correspondence received addressed to our independent directors will be reviewed by our general counsel or his designee, who will regularly forward to our independent directors all correspondence that, in the opinion of our general counsel, deals with the functions of the Board or committees thereof or that our general counsel otherwise determines requires their attention. Our directors may at any time review a log of all correspondence received by Sun that is addressed to the independent members of the Board and request copies of any such correspondence.

ABOUT OUR BOARD AND ITS COMMITTEES

Our Board and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. In addition, at the conclusion of each regularly scheduled, in-person Board meeting, Sun’s independent directors meet in executive session without management present.

During fiscal 2007, our Board held nine meetings. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of committees on which he or she served during fiscal 2007. We encourage directors to attend our Annual Meetings of Stockholders. All of our directors serving on the Board as of our 2006 Annual Meeting of Stockholders attended that meeting.

Our Board has an Audit Committee, a Leadership Development and Compensation Committee (the “LDCC”), and a Corporate Governance and Nominating Committee (the “CGNC”). The CGNC makes recommendations to the Board concerning committee memberships and the appointment of chairpersons for each committee, and the Board appoints the members and chairpersons of the committees. The following table lists the chairpersons and members of each committee as of the Record Date and the number of meetings held by each committee during fiscal 2007:

Director	Audit	LDCC	CGNC
Scott G. McNealy
James L. Barksdale			Chair
Stephen M. Bennett(1)		Chair
Peter L.S. Currie(2)	Member
Robert J. Finocchio, Jr.	Chair
Michael E. Marks(3)	Member
Patricia E. Mitchell			Member
M. Kenneth Oshman(4)		Member
P. Anthony Ridder(5)		Member
Jonathan I. Schwartz
Number of Meetings in Fiscal 2007	10	6	4

(1)	Mr. Bennett became Chairman of the LDCC on November 2, 2006.

(2)	Mr. Currie joined the Board and Audit Committee on November 2, 2006.

(3)	Mr. Marks joined the Board on April 25, 2007 and the Audit Committee on August 1, 2007.

(4)	Mr. Oshman served on the CGNC until August 1, 2007.

(5)	Mr. Ridder joined the Board and LDCC on November 2, 2006.

Audit Committee. The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements. Among other matters, the Audit Committee:

•	Hires, evaluates performance of and replaces independent registered public accounting firm as appropriate;

•	Discusses relationships or issues that could hinder the independence of, and pre-approves the services provided by, Sun’s independent registered public accounting firm;

•	Discusses with management, internal auditors and the independent registered public accounting firm the quality of Sun’s accounting principles and financial reporting; and

•	Oversees the internal auditing functions and controls.

Each member of the Audit Committee meets the NASDAQ requirements as to independence and financial knowledge, and our Board has determined that Robert J. Finocchio, Jr. and Michael E. Marks qualify as “audit committee financial experts,” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act and is “independent” as defined in applicable SEC rules. The Audit Committee operates under a written charter that complies with applicable SEC and NASDAQ requirements, which was amended and restated effective August 27, 2007. The Audit Committee Charter is posted on our website at www.sun.com/company/cgov/bcc.jsp.

LDCC. The LDCC has overall responsibility for approving and evaluating our compensation plans, policies and programs applicable to executive officers. Among other matters, the LDCC:

•	Reviews and approves the executive compensation policies, including compensation of the chief executive officer;

•	Administers the employee stock option and stock purchase plans;

•	Reviews executive and leadership development policies, plans and practices; and

•	Advises the Board on executive successor planning.

The members of the LDCC are all independent directors under applicable NASDAQ rules. The LDCC operates under a written charter, a copy of which can be found on our website at www.sun.com/company/cgov/bcc.jsp.

CGNC. The purpose of the CGNC is to ensure that our Board is properly constituted to meet its fiduciary obligations to stockholders and Sun and that Sun has and follows appropriate governance standards. Among other matters, the CGNC:

•	Reviews and approves nominees for service on the Board;

•	Considers candidates recommended by stockholders; and

•	Adopts, reviews and implements corporate governance policies and procedures.

The members of the CGNC are all independent directors under applicable NASDAQ rules. The CGNC operates under a written charter, a copy of which can be found on our website at www.sun.com/company/cgov/bcc.jsp.

Consideration of Director Nominees

The CGNC regularly reviews the current composition and size of the Board. The CGNC considers and evaluates any candidates who have been properly recommended by a stockholder, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Committee determines, a search firm. This review may, in the Committee’s discretion, be based solely on information provided to the CGNC or may also include discussions with persons familiar with the candidate, an interview with the candidate, the retention of third-party interviewers or other actions. The CGNC Policies and Procedures for Director Candidates can be found on our website at www.sun.com/company/cgov/bcc.jsp.

During fiscal 2007, Sun retained a third-party search firm to assist in identifying and evaluating potential director candidates. This third-party search firm assisted in evaluating Peter L.S. Currie and P. Anthony Ridder as candidates for the Board. Messrs. Currie and Ridder were each initially identified and recommended as director candidates by one of our non-employee directors.

The CGNC evaluates candidates proposed by stockholders using the same criteria as those used for other candidates. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the CGNC considers the following:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and the committees of the Board;

•	Such factors as issues of diversity, age, skills such as understanding of manufacturing, technology, finance, sales and marketing, and international background; and

•	Such other factors as the CGNC may consider appropriate.

The CGNC requires the following minimum qualifications to be satisfied by any candidate for a position on the Board:

•	Possession of the highest personal and professional ethics and integrity;

•	Proven achievement and competence in the candidate’s field and the ability to exercise sound business judgment;

•	Attributes that are complementary to those of the existing directors;

•	The acumen, drive and skills to assist and support management and make significant contributions to the Company’s success;

•	An understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities;

•	Diversity of experiences and personal and cultural attributes; and

•	Expansive professional background ensuring a comprehensive appreciation of Sun’s business including manufacturing, technology development, finance, sales and marketing, and international business.

For a description of the process for a stockholder to recommend a director candidate for the CGNC’s consideration or to nominate directors in accordance with our Bylaws, please see “General Information — What is the deadline to propose actions for consideration at the 2008 Annual Meeting or to nominate individuals to serve as directors?”.

DIRECTOR COMPENSATION

Pursuant to interpretative guidance provided by the SEC with respect to Item 402 of Regulation S-K on August 8, 2007, information regarding the compensation of our non-executive officer directors is not included in this preliminary proxy statement. Such information will be included in our definitive proxy statement, which is expected to be filed with the Securities and Exchange Commission on September 25, 2007.

CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of our Board of Directors. Except for Messrs. Schwartz and McNealy, none of our Board members is an employee of Sun. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices and their participation in Board and Board committee meetings.

We believe transparent, effective, and accountable corporate governance practices are key elements of our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, several of our key governance initiatives are summarized below.

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines which govern, among other things, Board member criteria, responsibilities, compensation and education, Board committee composition and charters, management succession, and Board self-evaluation. You can access these Corporate Governance Guidelines, along with other materials such as Board committee charters, on our website at www.sun.com/company/cgov/.

Standards of Business Conduct. We have adopted Standards of Business Conduct applicable to all of our Board members and employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller and other finance executives. The Standards of Business Conduct constitute a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. The Standards of Business Conduct are available on our website at www.sun.com/company/cgov/. You may also request a printed copy of our Standards of Business Conduct by writing to us at:

Sun Microsystems, Inc.

Attn: Investor Relations

4150 Network Circle, UMPK18-229

Santa Clara, California 95054

or by calling us at (650) 960-1300.

Any waiver of the Standards of Business Conduct pertaining to a member of our Board or one of our executive officers will be disclosed on our website at www.sun.com/company/cgov/.

Majority Vote Standard and Director Resignation Policy. Our Bylaws and Corporate Governance Guidelines provide for a majority voting standard for the election of directors. Under the majority vote standard, each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a candidate for director must exceed the number of votes “withheld” from that director. A plurality voting standard will apply instead of a majority voting standard if:

•	A stockholder has provided us with notice of a nominee for director in accordance with our Bylaws; and

•	That nomination has not been withdrawn as of twenty days before we first deliver proxy materials to stockholders.

Under Delaware law, if an incumbent nominee for director in an uncontested election does not receive the requisite votes for reelection, the director remains in office as a “holdover” director until a successor is elected and qualified. Our Bylaws and Corporate Governance Guidelines include post-election procedures in the event an incumbent director becomes a holdover director, as follows:

•	The CGNC shall make a recommendation to the Board as to whether to accept the previously tendered resignation of the director.

•	Thereafter, the Board will act on the CGNC’s recommendation.

•

Within 90 days from the date the election results are certified, Sun will publicly disclose the Board’s decision and rationale, and, if applicable, the fact that such resignation was tendered and accepted by the Board.

•	The Board expects that a holdover director will not participate in the CGNC’s recommendation or the Board’s decision with respect to his or her resignation.

Performance-Based Stock Awards. In keeping with the commitment to high corporate governance standards, our Board firmly believes in the pay-for-performance philosophy. Accordingly, in addition to variable pay programs, the LDCC has implemented the use of performance-based restricted stock units for senior leaders. These awards represented approximately 50% in value of the total awards granted to our executive officers in fiscal 2007. Please see “Executive Compensation” for more information.

Policy Regarding Stockholder Rights Plan. In May 2006, our Board terminated Sun’s stockholder rights plan and adopted a policy that Sun will submit any future stockholder rights plan (also known as a “poison pill”) to a stockholder vote, subject only to the ability of the Board to act on its own to adopt a rights plan if the Board, exercising its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of Sun and its stockholders to adopt a poison pill without prior stockholder approval. If the Board adopts such a rights plan, it will expire unless ratified by stockholders within one year of adoption. This policy is contained in our Corporate Governance Guidelines, which are available on our website at www.sun.com/company/cgov/docs/CorpGovernanceGuidelines.pdf.

Stock Ownership Guidelines. Our stock ownership guidelines are designed to align the interests of our executive officers and directors with the interests of our stockholders and further promote our commitment to sound corporate governance. Under the guidelines:

•

Our executive officers must hold an amount of Sun common stock valued at two times their annual base salary (five times in the case of our Chief Executive Officer) by July 28, 2010, or, in the case of new executive officers, within five years of obtaining their position.

•	Our directors must:

•	Hold 10,000 shares by July 28, 2010, or, in the case of new directors, within five years of obtaining such position.

•

If our 2007 Omnibus Incentive Plan is approved by our stockholders at the Annual meeting, hold a number of Sun common stock having a value of at least $150,000 by August 1, 2012, or, in the case of directors elected after August 1, 2007, within five years of obtaining such position.

If an executive officer or director does not meet the guidelines by the applicable deadline, he or she will be required to retain twenty-five percent of the net shares received as the result of the exercise of Sun stock options or the vesting of restricted stock, restricted stock units or performance-based restricted stock units, until the guidelines are met. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options and withholding taxes. Our stock ownership guidelines can be found on our website at www.sun.com/company/cgov. Please see “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership levels of our executive officers and directors as of the Record Date.

Presiding Director. In accordance with the Corporate Governance Guidelines adopted by our Board, beginning in fiscal 2006, the independent members of the Board bi-annually elect a Presiding Director from among those members considered independent under the NASDAQ listing standards. Robert J. Finocchio, Jr. was elected to serve as the Presiding Director for fiscal 2008 and 2009. As Presiding Director, Mr. Finocchio’s duties include:

•	Coordinating, developing the agenda for and moderating executive sessions of the Board’s independent directors;

•

Advising the Chairman of the Board as to an appropriate schedule of Board meetings (seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Company operations);

•	Approving, with the Chairman of the Board, the content of Board meeting agendas;

•

Advising the Chairman of the Board as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	Recommending to the Chairman of the Board the retention of consultants who report directly to the full Board;

•	Acting as the principal liaison between the independent directors and the Chairman of the Board on sensitive issues; and

•	Performing such other duties, as the Board may from time to time delegate to the Presiding Director, to assist the Board in the fulfillment of its responsibilities.

These duties are detailed in our Corporate Governance Guidelines, which are described above.

Mandatory Retirement Age. Our Corporate Governance Guidelines provide for a mandatory retirement age of 75 for directors. When a director reaches that age, the CGNC shall review the continued appropriateness of the director’s Board membership and recommend to the Board whether it should request the director’s resignation.

Separate Chairman and CEO. Although our Board does not have a policy on whether the roles of Chief Executive Officer and Chairman should be separate, the positions did separate in April 2007 upon Jonathan Schwartz’s appointment as CEO and Scott McNealy’s retention as Chairman.

Offer of Director Resignation Upon Job Change. The Corporate Governance Guidelines include a policy that, in the event any director has a principal job change, including retirement, such director shall promptly inform the Board. The CGNC shall review such job change and, after consideration of the continued appropriateness of the director’s Board membership under the new circumstances, determine whether to recommend that the Board request that the director tender his or her resignation.

Committee Responsibilities. Sun has three Board committees: the Audit Committee, the LDCC and the CGNC. Each committee meets regularly and has a written charter approved by the Board. In addition, at each regularly scheduled Board meeting, the chairperson or a member of each committee reports on any significant matters addressed by the committee.

Independence. NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Our Board has determined that eight of our ten directors are independent under the NASDAQ listing standards. Our independent directors are: James L. Barksdale, Stephen M. Bennett, Peter L.S. Currie, Robert J. Finocchio, Jr., Michael E. Marks, Patricia E. Mitchell, M. Kenneth Oshman and P. Anthony Ridder. Our Board limits membership on the Audit Committee, the LDCC and the CGNC to directors who are independent under the NASDAQ listing standards.

Attendance at Annual Meetings. All directors are encouraged to attend Sun’s Annual Meetings of Stockholders. All of our directors who were then on our Board attended our 2006 Annual Meeting of Stockholders.

Executive Sessions. At the conclusion of each regularly scheduled Board meeting, Sun’s independent directors meet in executive session without management. The Presiding Director moderates these meetings.

Outside Advisors. The Board and each of its committees may retain outside advisors and consultants of their choosing at Sun’s expense. The Board need not obtain management’s consent to retain outside advisors.

Board Effectiveness. It is important to Sun that our Board and its committees are performing effectively and in the best interests of the Company and its stockholders. The Board performs an annual self-assessment, led by the Presiding Director, to evaluate its effectiveness in fulfilling its obligations.

Succession Planning. Our Board recognizes the importance of effective executive leadership to Sun’s success, and meets to discuss executive succession planning at least annually.

Stockholder Communication. Our Board encourages stockholders who are interested in communicating directly with Sun’s independent directors as a group to do so by writing to them in care of the Secretary of Sun. Stockholders can send communications electronically by clicking on “Contact Sun’s Board of Directors” at our corporate governance website located at www.sun.com/company/cgov/ or by mail to: Secretary, Sun Microsystems, Inc., 10 Network Circle, MPK10-147, Menlo Park, California 94025. Correspondence that is addressed to the independent directors will be reviewed by our general counsel or his designee, who will regularly forward to the independent directors all correspondence that, in the opinion of our general counsel, deals with the functions of the Board or committees thereof or that the general counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Sun that is addressed to the independent members of the Board and request copies of any such correspondence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned as of the Record Date by:

•

each person or group known by Sun, based on filings pursuant to Section 13(d) or (g) under the Exchange Act, to own beneficially more than 5% of the outstanding shares of Sun common stock as of the Record Date;

•	each nominee for director;

•	the persons named in the Summary Compensation Table; and

•	all directors and executive officers as a group.

Name of Beneficial Owner	Common Shares Currently Held (a)(1)	Common Shares That May Be Acquired Within 60 Days of the Record Date (b)(2)	Total Beneficial Ownership (a)+(b)	Percent of Class(3)
AXA Financial, Inc.(4) 1250 Avenue of the Americas New York, NY 10104	244,444,215	0	244,444,215	[	]%
FMR Corporation(5) 82 Devonshire Street Boston, MA 02109	204,744,220	0	204,744,220	[	]%
Jonathan I. Schwartz	1,950,554	5,010,200	6,960,754	*
James L. Barksdale(6)	924,400	20,000	944,400	*
Stephen M. Bennett	50,000	22,500	72,500	*
Peter L.S. Currie	0	5,000	5,000	*
Robert J. Finocchio, Jr.	20,000	7,500	27,500	*
Donald C. Grantham	88,000	832,400	920,400	*
Michael E. Lehman	489,301	425,000	914,301	*
Michael E. Marks(7)	700,000	0	700,000	*
Scott G. McNealy(8)	59,886,762	13,417,700	73,304,462	*
Patricia E. Mitchell	0	12,500	12,500	*
M. Kenneth Oshman	2,323,200	20,000	2,343,200	*
Gregory M. Papadopoulos	203,782	1,461,821	1,665,603	*
P. Anthony Ridder	10,000	5,000	15,000	*
David W. Yen(3)	301,347	1,453,700	1,755,047	*
All directors and executive officers as a group (22 persons)	67,621,821	27,373,639	94,995,460	[	]%

*	Less than one percent.

(1)	For our each of our executive officers and Mr. McNealy, the shares listed in this column include the following shares of restricted stock, over which they have sole voting power but no investment power. These shares of restricted stock are subject to Sun’s right of repurchase, as follows: 50,000 shares for Mr. Schwartz; 36,500 shares for Mr. Grantham; 0 shares for Mr. Lehman; 50,000 shares for Mr. McNealy; 16,500 shares for Mr. Papadopoulos; 36,500 shares for Mr. Yen; and 272,000 shares for all directors and executive officers as a group. Otherwise, except to the extent noted below, each director or executive officer has sole voting and investment power over the shares reported in accordance with SEC rules, subject to community property laws where applicable.

(2)	Includes shares represented by vested, unexercised options as of the Record Date and options that are expected to vest within sixty days of the Record Date, as follows: 3,310,200 for Mr. Schwartz; 510,400 shares for Mr. Grantham; 250,000 for Mr. Lehman; 13,330,200 shares for Mr. McNealy; 1,399,321 shares for Mr. Papadopoulos; 1,416,200 shares for Mr. Yen; and 24,632,873 shares for all directors and executive officers as a group. Also includes shares represented by restricted stock units that are expected to vest within sixty days of the record date, as follows: 1,700,500 for Mr. Schwartz; 322,000 for Mr. Grantham; 175,000 for Mr. Lehman; 62,500 for Mr. Papadopoulos; and 37,500 for Mr. Yen. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options or restricted stock units, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on [ ] shares outstanding on the Record Date.

(4)	Based solely on information provided by AXA Financial, Inc. in a Schedule 13G filed with the SEC on February 13, 2007 reporting beneficial ownership of Sun’s stock as of December 31, 2006. According to such Schedule 13G, Alliance Capital Management L.P. (“Alliance”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a majority-owned subsidiary of AXA Financial, Inc., holds these shares solely for investment purposes on behalf of client discretionary investment advisory accounts. Alliance has sole voting power with respect to 192,091,337 shares and shared voting power with respect to 5,089,333 shares and sole dispositive power with respect to 244,336,399 shares and shared dispositive power with respect to 107,816 shares. AXA Financial, Inc. is owned by AXA, a French company. AXA is controlled by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, each a French company.

(5)	Based solely on information provided in a Schedule 13G filed jointly by FMR Corp., Edward C. Johnson 3d and Fidelity Management and Research Company with the SEC on February 14, 2007 reporting beneficial ownership of Sun’s stock as of December 31, 2006. According to the Schedule 13G: (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment advisor, beneficially owns 183,944,035 shares as a result of providing investment advisory services to various investment companies. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the Fidelity funds each has sole power to dispose of these shares. The sole power to vote or direct the voting of these shares resides with the funds’ Boards of Trustees; (ii) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, beneficially owns 136,119 shares as a result of it serving as investment manager of various institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power with respect to such shares and sole power to vote or to direct the voting of these shares; (iii) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp. and an investment adviser, beneficially owns 2,659 of these shares as a result of providing investment advisory services to individuals; (iv) Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR Corp. and an investment adviser, beneficially owns 10,824,900 shares. Edward C. Johnson 3d and FMR Corp., through its control of Pyramis Global Advisors, LLC, each has sole dispositive power with respect to these shares and sole power to vote or to direct the voting of these shares; (v) Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR Corp. and a bank, beneficially owns 2,928,707 shares. Edward C. Johnson 3d and FMR Corp., through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power with respect to these shares and sole power to vote or to direct the voting of these shares; and (vi) Fidelity International Limited, an investment advisor (“FIL”), is the beneficial owner of 6,907,800 shares. FIL has sole dispositive power with respect to these shares, FIL has sole power to vote or direct the voting of 6,554,800 of these shares and no power to vote or direct the voting of 353,000 of these shares.

(6)	Includes: (i) 2,400 shares held by a charitable remainder trust for which Mr. Barksdale serves as trustee; and (ii) 4,000 shares held by a limited partnership for which Mr. Barksdale serves as general partner. Mr. Barksdale disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(7)	Includes: (i) 200,000 shares held by WB Investors, LLC, an entity controlled by Mr. Marks; and (ii) 500,000 shares held by Epping Investment Holdings, LLC, an entity controlled by Mr. Marks and his spouse. Mr. Marks disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8)	Includes: (i) 702,000 shares of restricted stock held in an escrow account with respect to which Mr. McNealy has no voting power and which provides for the immediate sale of the shares upon vesting, subject to Sun’s policies and applicable securities laws; (ii) 293,080 shares in a trust for which Mr. McNealy and his wife serve as trustees; (iii) 55,936,480 shares held by a trust for which Mr. McNealy serves as a trustee; (iv) 402,800 shares held in a trust for which Mr. McNealy’s father-in-law serves as trustee and of which his children are the beneficiaries (the “Trust Shares”); (v) 30,204 shares held in California Uniform Transfer to Minors Act accounts for which Mr. McNealy’s wife serves as custodian (the “Children’s Shares”); and (vi) 1,747,000 shares held by a charitable foundation, for which Mr. McNealy’s wife serves as president (the “Foundation Shares”). Mr. McNealy disclaims beneficial ownership of the Trust Shares, the Children’s Shares and the Foundation Shares.

EXECUTIVE COMPENSATION

Pursuant to interpretative guidance provided by the SEC with respect to Item 402 of Regulation S-K on August 8, 2007, information regarding the compensation of our most highly compensated executive officers is not included in this preliminary proxy statement. Such information will be included in our definitive proxy statement, which is expected to be filed with the Securities and Exchange Commission on September 25, 2007.

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Pursuant to interpretative guidance provided by the SEC with respect to Item 402 of Regulation S-K on August 8, 2007, our Report of the Leadership Development and Compensation Committee is not included in this preliminary proxy statement. Such information will be included in our definitive proxy statement, which is expected to be filed with the Securities and Exchange Commission on September 25, 2007.

COMPENSATION DISCLOSURE AND ANALYSIS

Pursuant to interpretative guidance provided by the SEC with respect to Item 402 of Regulation S-K on August 8, 2007, our Compensation Disclosure and Analysis is not included in this preliminary proxy statement. Such information will be included in our definitive proxy statement, which is expected to be filed with the Securities and Exchange Commission on September 25, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the members of the LDCC during fiscal 2007 was an independent director, and none of them were our employees or former employees. During fiscal 2007, none of our named executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the LDCC.

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

In August 2007, the Board of Directors adopted a written Related Person Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) Sun was, is or will be a participant; (ii) the amount involved exceeds $120,000; and a related person had, has or will have a direct or indirect material interest.

For purposes of the Policy, a related person is one of the following:

•	a member of the Board of Directors;

•	a nominee for the Board of Directors;

•	an executive officer;

•	a person who beneficially owns more than 5% of Sun’s common stock (excluding any beneficial owner that reports its ownership on Schedule 13G with the SEC); or

•	any immediate family member of any of the people listed above.

Under the policy, the related person is required to notify the Company’s corporate law organization and provide them with information regarding the related person transaction. If the corporate law organization determines that the proposed transaction is a related person transaction in which the related person’s interest is material, the Audit Committee must review the transaction for approval or disapproval. In determining whether to approve or disapprove a related party transaction, the Audit Committee shall consider all relevant facts and circumstances, including the following factors:

•	the benefits to Sun;

•	if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, the impact on a director’s independence;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	if applicable, whether the terms are available to unrelated third parties or to employees generally.

No committee member shall participate in the review of a Related Person Transaction if he or she is a related person or the related person is one of his or her family members.

Each of the following related person transactions shall be considered pre-approved by the committee, even if the aggregate amount involved exceeds $120,000:

•	employment of executive officers;

•	director compensation;

•	certain transactions with other companies;

•	certain Company charitable contributions;

•	transactions where all stockholders receive proportional benefits;

•	ordinary course business travel and expenses, advances and reimbursements; and

•	indemnification payments.

Sun will disclose the terms of related person transactions in its filings with the Securities and Exchange Commission to the extent required.

CERTAIN RELATED PERSON TRANSACTIONS

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires Sun’s directors, executive officers and any persons who own more than 10% of Sun’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Sun with copies of all Section 16(a) forms that they file.

Based solely on on our review of the copies of such reports furnished to us and written representations from the directors and executive officers, we believe that that all Section 16(a) filing requirements were met in fiscal 2007, except that Vengalil K. Chatterjee’s Form 3 should have been filed by September 25, 2006, but was actually filed on October 5, 2006.

AUDIT AND NON-AUDIT FEES

Sun has entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for Sun. That agreement is subject to alternative dispute resolution procedures.

The following table sets forth fees for services Ernst & Young LLP provided during fiscal years 2007 and 2006:

	2007	2006
Audit fees(1)	$12,612,000	$13,936,000
Audit-related fees(2)	68,000	361,000
Tax fees(3)	0	718,000
All other fees	0	0

Total	$12,680,000	$15,015,000

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters directly related to the audit and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported in footnote (1) above. For 2006, fees are primarily related to services provided in connection with our acquisition of Storage Technology Corporation.

(3)	Fiscal 2006 includes approximately: (i)$0.4 million for domestic and international tax planning; and (ii)$0.3 million for international tax compliance.

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Ernst & Young LLP. In some cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve certain services, and such pre-approvals are communicated to the full Audit Committee at its next meeting. During fiscal year 2007, all services were pre-approved by the Audit Committee in accordance with this policy and applicable SEC regulations.

On August 27, 2007 Ernst & Young LLP issued its Independence Standards Board Standard No. 1 independence letters to the Audit Committee and therein reported that it is independent under applicable standards in connection with its audit opinion for the financial statements contained in our Annual Report on Form 10-K for fiscal 2007. Sun and Ernst & Young LLP continue to evaluate and review processes relevant to the maintenance of Ernst & Young LLP’s independence. The Audit Committee has discussed with Ernst & Young LLP its independence from Sun.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that Sun specifically incorporates it by reference into such filing.

The Audit Committee currently consists of Robert J. Finocchio Jr., Chairman, Peter L.S. Currie and Michael E. Marks. Mr. Finocchio became chairman effective April 21, 2006, Mr. Currie became a director and a committee member effective November 2, 2006 and Mr. Marks became a director and a committee member effective August 1, 2007. All members of the Audit Committee meet the independence and experience requirements of NASDAQ.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Charter can be found on our website at www.sun.com/company/cgov/bcc.jsp. The Audit Committee believes that it has satisfied its Audit Committee charter responsibilities for fiscal 2007.

The Audit Committee is responsible for overseeing Sun’s accounting and financial reporting processes and audits of Sun’s financial statements. As set forth in its charter, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of management, which has primary responsibility for Sun’s financial statements and reports, Sun’s internal auditors, as well as the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of Sun’s audited financial statements to generally accepted accounting principles.

Beginning in fiscal 2004 and continuing through fiscal 2007, management has implemented the process of documenting, testing and evaluating Sun’s system of internal controls over financial reporting in response to the requirements set forth in the Sarbanes-Oxley Act of 2002. The Audit Committee has been kept apprised of progress in this process including planning and execution updates provided by management and Ernst & Young LLP. At the conclusion of this process, the Committee received from management its assessment and report on the effectiveness of Sun’s internal controls over financial reporting. The Committee also received from Ernst & Young LLP its attestation report on the effectiveness of Sun’s internal controls over financial reporting. Sun published these reports in its Annual Report on Form 10-K for the year ended June 30, 2007.

The Audit Committee met ten times either in person or by telephone during fiscal 2007. In the course of these meetings, the Audit Committee met with management including, but not limited to individual meetings with the Chief Executive Officer, the Chief Financial Officer and the Corporate Controller, the internal auditors and Sun’s independent registered public accounting firm, Ernst & Young LLP, and reviewed the results of the internal and external audit examinations, evaluations of Sun’s internal controls and the overall quality of Sun’s financial reporting.

The Audit Committee believes that a candid, substantive and focused dialogue with the internal auditors and the independent registered public accounting firm is fundamental to the Committee’s oversight responsibilities. To support this belief, the Audit Committee periodically meets separately with the internal auditors and Ernst & Young LLP, without management present. In the course of its discussions in these meetings, the Audit Committee asked a number of questions intended to bring to light any areas of potential concern related to Sun’s financial reporting and internal controls. These questions include, but are not limited to:

•

Are there any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•

Based on the auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

•	Are the external and internal auditors getting the support they need from management to execute their duties?

Questions raised by the Audit Committee regarding these matters were answered to the Committee’s satisfaction.

The Audit Committee recommended the engagement of Ernst & Young LLP as Sun’s independent registered public accounting firm for fiscal 2007 and reviewed with the internal auditors and Ernst & Young LLP their respective overall audit scope and plans. In reaching its recommendation, the Audit Committee considered the qualifications of Ernst & Young LLP and discussed with Ernst & Young LLP their independence, including a review of the audit and non-audit services provided by them to Sun. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and by the Sarbanes-Oxley Act of 2002, and it received and discussed with Ernst & Young LLP their written independence letter issued in August 2007 as required by Independence Standards Board Standard No. 1.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by any independent registered public accounting firm responsible for providing an opinion on Sun’s consolidated financial statements filed with the SEC. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have the delegated authority from the Audit Committee to pre-approve additional services, and then must communicate such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. Sun obtains these services from other service providers as needed. The Audit Committee has been reducing the scope and amount of permissible non-audit services obtained from Ernst & Young LLP and obtaining other providers for those services. This reduction in non-audit services continued in fiscal 2007. See “Audit and Non-Audit Fees” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2007 and 2006.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2007 with management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent registered public accounting firm to help give the Committee comfort in connection with its review.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) the inclusion of the audited financial statements in Sun’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the SEC.

Submitted by the Audit Committee of the Board

Robert J. Finocchio, Chairman

Peter L.S. Currie

Michael E. Marks

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is presently composed of ten members. Each director serves a one-year term, as described below, with all directors subject to annual election. At the recommendation of the CGNC, our Board has nominated the ten members of the Board listed below under the heading “Nominees” to serve as directors for the term beginning as of the 2007 Annual Meeting of Stockholders on November 8, 2007. The Board has determined that each of the nominees, with the exception of Messrs. McNealy and Schwartz, is “independent,” as that term is defined under applicable rules for companies traded on NASDAQ.

If any director nominee is unable or unwilling to serve as a nominee at the time of the 2007 Annual Meeting, the proxies may vote either: (1) for a substitute nominee designated by the present Board to fill the vacancy; or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may choose to reduce the size of the Board, as permitted by our Bylaws. The Board has no reason to believe that any of our nominees will be unwilling or unable to serve if elected as a director.

Nominees

All nominees are currently directors, and each nominee has agreed to be named in this proxy statement and to serve if elected. The age indicated and other information in each nominee’s biography is as of the Record Date.

Jonathan I. Schwartz Age 41 Director since 2006 President and Chief Executive Officer

Mr. Schwartz has served as President and Chief Executive Officer since April 2006, as President and Chief Operating Officer from April 2004 to April 2006, as Executive Vice President, Software from July 2002 to April 2004, as Senior Vice President, Corporate Strategy and Planning from July 2000 to July 2002, and as Vice President, Ventures Fund from October 1999 to July 2000. Prior to that, Mr. Schwartz served in several other positions with Sun. Mr. Schwartz also serves as a director of Dorado Corp.

Scott G. McNealy Age 52 Director since 1982 Chairman of the Board of Directors and Founder

Mr. McNealy is a Founder of Sun and has served as Chairman of the Board of Directors since April 2006, as Chairman of the Board of Directors and Chief Executive Officer from April 2004 to April 2006, as Chairman of the Board of Directors, President and Chief Executive Officer from July 2002 to April 2004, as Chairman of the Board of Directors and Chief Executive Officer from April 1999 to June 2002, as Chairman of the Board of Directors, President and Chief Executive Officer from December 1984 to April 1999, as President and Chief Operating Officer from February 1984 to December 1984 and as Vice President of Operations from February 1982 to February 1984.

James L. Barksdale Age 64 Director since 1999 Chairman and President of Barksdale Management Corporation

Mr. Barksdale has served as Chairman and President of Barksdale Management Corporation, an investment management company, since April 1999. He has served as Chairman of The Barksdale Group, LLC, a venture capital firm, since April 1999. Mr. Barksdale served as President and Chief Executive Officer of Netscape Communications Corporation, an Internet company, from January 1995 until March 1999, when Netscape was acquired by America Online, Inc. He is also a director of Time Warner Inc. and Federal Express Corporation. He is a Special Limited Partner of Kleiner, Perkins, Caufield and Byers and of General Atlantic Partners.

Stephen M. Bennett Age 53 Director since 2004 President and Chief Executive Officer of Intuit Inc.

Mr. Bennett has been President and Chief Executive Officer of Intuit Inc. and a member of Intuit’s Board of Directors since January 2000. Prior to joining Intuit, a financial management software company, Mr. Bennett spent 23 years with General Electric Corporation. From December 1999 to January 2000, Mr. Bennett was an Executive Vice President and a member of the Board of Directors of GE Capital, the financial services subsidiary of General Electric Corporation. From July 1999 to November 1999 he was President and Chief Executive Officer of GE Capital e-Business, and he was President and Chief Executive Officer of GE Capital Vendor Financial Services from April 1996 through June 1999. Mr. Bennett also serves on the University of Wisconsin Business School Dean Advisory Board.

Peter L.S. Currie Age 51 Director since 2006 President of Currie Capital LLC

Mr. Currie is President of Currie Capital LLC. He served as Executive Vice President and Chief Financial Officer of Netscape and McCaw Cellular. He also serves on the boards of Clearwire Corp., CNET Networks Inc., Donnerwood Media and Safeco Corp. and sits on the audit committees of CNET Networks Inc., Donnerwood Media and Safeco Corp. He is also Audit Committee Chairman of Clearwire Corp.

Robert J. Finocchio, Jr. Age 56 Director since 2006 Former Chairman and CEO of Informix Corporation

Mr. Finocchio has been a dean’s executive professor at Santa Clara University, Leavey School of Business, since September 2000. He served as Chief Executive Officer and President of Informix Corporation, an information management software company, from July 1997 to July 1999 and Chairman of Informix from July 1997 to September 2000. From December 1988 to May 1997, Mr. Finocchio was employed by 3COM Corporation, a global data networking company, where he held various positions, most recently serving as President, 3COM Systems. Mr. Finocchio serves as a director of Altera Corporation, Anagran, Inc., CaseCentral, Echelon Corporation and Silver-Peak. He is also a member of CaseCentral’s Audit Committee.

Michael E. Marks Age 56 Director since 2007 Interim CEO, Tesla Motors Senior Advisor of Kohlberg Kravis Roberts & Co., L.P.

Mr. Marks has served as the interim Chief Executive Officer of Tesla Motors since August 2007 and as a Senior Advisor at Kohlberg Kravis Roberts & Co., L.P., a private equity firm (“KKR”), since 2006. Prior to joining KKR, Marks served as chief executive officer of Flextronics, a leading electronics manufacturing services provider for which he remains chairman of the board. He joined Flextronics as a director in 1991 and became its CEO in 1994. Marks currently serves on the boards of three KKR portfolio companies including Aricent (as Chairman of the Board) and Accellent. He is a director of Crocs, Flextronics, SanDisk Corp. and Schlumberger Limited as well as a member of Croc’s Compensation Committee, Schlumberger Limited’s Compensation and Nominating and Governance Committees and SanDisk Corp.’s Compensation Committee. He is also Chairman of SanDisk Corp’s Nominating and Governance Committee.

Patricia E. Mitchell Age 64 Director since 2005 President and Chief Executive Officer of The Paley Center for Media

Ms. Mitchell has served as President and Chief Executive Officer of The Paley Center for Media since March 2007. She served as President and Chief Executive Officer of the Public Broadcasting Service (PBS), a private non-profit media enterprise, from March 2000 to March 2006. She is also a director of Bank of America Corporation.

M. Kenneth Oshman Age 67 Director since 1988 Chairman of the Board of Directors and Chief Executive Officer of Echelon Corporation

Mr. Oshman has served as Chairman of the Board of Directors since September 1989 and Chief Executive Officer since December 1988 of Echelon Corporation, a provider of control networking products and services for automation systems. He served as President of Echelon from December 1988 to September 2001.

P. Anthony Ridder Age 66 Director since 2006 Former Chairman and Chief Executive Officer of Knight Ridder

Mr. Ridder is the former Chairman and Chief Executive Officer of Knight Ridder and currently serves on the Board of Directors of The McClatchy Company, the second-largest newspaper company in the United States. He was named Chairman and Chief Executive Officer of Knight Ridder in 1995, served as company President beginning in 1989, and joined the corporate staff as President of the Newspaper Division in 1986.

Board Recommendation

The Board recommends that you vote “FOR” each of the ten nominees to the Board set forth above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal year 2008. Ernst & Young LLP has served as Sun’s independent registered public accounting firm since 1982. We are asking the stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008. Ernst & Young LLP was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in Sun’s and our stockholders’ best interests.

The Audit Committee has approved all services provided by Ernst & Young LLP. A member of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.

Board Recommendation

The Board recommends that you vote “FOR” the ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

PROPOSAL 3

APPROVAL OF SUN’S 2007 OMNIBUS INCENTIVE PLAN

APPROVAL OF SUN’S Omnibus Plan

This section provides a summary of the terms of Sun’s 2007 Omnibus Incentive Plan (the “Omnibus Plan”) and the proposal to approve the plan.

The LDCC approved the Omnibus Plan on September 4, 2007, subject to approval from our stockholders at the Annual Meeting. We are asking our stockholders to approve the Omnibus Plan because we believe that the plan is essential to our continued success. The purpose of the Omnibus Plan is to attract and retain highly qualified officers, directors, key employees and other key individuals and to motivate these individuals to serve Sun and to expend maximum effort to improve Sun’s business results and earnings by providing these individuals an opportunity to acquire or increase a direct proprietary interest in Sun’s operations and future success. We believe that a grant under the Omnibus Plan will be a valuable incentive for the participants in the plan and will serve to the ultimate benefit of stockholders by aligning more closely the interests of Omnibus Plan participants with those of our stockholders.

If our stockholders approve the Omnibus Plan, the number of shares of Common Stock reserved for issuance under the Omnibus Plan will be 430,000,000 decreased by the number of shares of Common Stock subject to awards granted between September 4, 2007 and the date of the Annual Meeting under our existing 1990 Long-Term Equity Incentive Plan, 1988 Directors’ Stock Option Plan and Equity Compensation Acquisition Plan (collectively, we refer to these plans as the “prior plans”). In addition, the number of shares reserved for issuance under the Omnibus Plan will be increased from time to time by (i) the number of shares subject to stock options or restricted stock units that expire or are canceled under the prior plans following the effective date of the Omnibus Plan and (ii) the number of shares subject to awards assumed or substituted in connection with the acquisition of another company. If our stockholders approve the Omnibus Plan, no further awards will be made pursuant to the prior plans. As of the Record Date, [            ] shares of Common Stock are subject to outstanding Awards under the prior plans.

On the Record Date, the closing price of our Common Stock was $[            ] per share.

Because participation and the types of awards under the Omnibus Plan are subject to the discretion of the LDCC, the benefits or amounts that will be received by any participant or groups of participants if the Omnibus Plan is approved are not currently determinable. On the Record Date, there were approximately thirteen executive officers, [            ] employees and eight non-employee directors who were eligible to participate in the Omnibus Plan.

Plan Highlights

Some of the key features of the Omnibus Plan that reflect Sun’s commitment to effective management of incentive compensation are as follows:

•

Plan Limits. Total awards under the Omnibus Plan are limited to 430,000,000 shares, subject to the exceptions described above. This is significantly less than the approximately 476,000,000 shares currently available under the prior plans, which will no longer be available for issuance if the Omnibus Plan is approved by stockholders.

•

Limits on Full Value Awards. Every share subject to an award of restricted stock or restricted stock units will reduce the number of shares available for issuance by two shares. Consequently, the maximum number of shares of restricted stock or restricted stock units that could be issued is 215,000,000 shares.

•

Emphasis on Restricted Stock Units. We expect that future incentive compensation will be more heavily allocated to restricted stock units in lieu of stock options, and we expect the number of shares subject to these grants to decrease. These changes should result in a lower burn rate (the number of shares subject to awards made annually) and a lower level of dilution.

•

No Liberal Share Recycling Provisions. The Omnibus Plan provides that only shares covering awards that expire, are canceled or are settled in cash will again be available for issuance under the Omnibus Plan. The following shares will not be added back to the aggregate plan limit: (i) shares tendered in payment of the exercise price, (ii) shares we withhold to satisfy tax withholding obligation, (iii) shares we repurchase using proceeds from stock option exercises and (iv) stock appreciation rights (“SARs”) that are settled in stock.

•	No Repricing. Stock option and SAR repricing is prohibited without stockholder approval under the Omnibus Plan.

•

Option Exercise Price. Under the Omnibus Plan, the exercise price of stock options and SARs may not be lower than fair market value on the date of grant, except for stock options and SARs assumed in connection with the acquisition of another company.

•

Vesting Periods. Our current practice is to grant all of our equity awards subject to a vesting period of at least four years, except under unusual circumstances. We expect to follow the same practice under the Omnibus Plan.

•	Broad-based Grants. We expect that the majority of grants under the Omnibus Plan will be made to non-executive employees.

•

Limitation on amendments. No amendments to the Omnibus Plan that will materially increase the benefits under the plan (including changing the vesting restrictions described above) or that will materially increase the aggregate number of shares that may be issued under the plan can be made without stockholder approval.

Description of the Plan

A description of the provisions of the Omnibus Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Omnibus Plan. A copy of the Omnibus Plan has been filed with the Securities and Exchange Commission with this proxy statement. The Omnibus Plan is also available on our website at www.sun.com/cgov/options.jsp, and any stockholder who wishes to obtain a printed copy of the Omnibus Plan may do so by written request to the Secretary at our principal executive offices set forth above.

Administration. The Omnibus Plan will be administered by the LDCC. The members of the LDCC qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, meet the requirements of Rule 16b-3 of the Exchange Act and comply with the independence requirements of the NASDAQ Stock Market. Subject to the terms of the plan, the LDCC may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the LDCC serve at the pleasure of the Board of Directors. The Board of Directors may also appoint one or more separate committees, each composed of one or more directors who need not satisfy the independence requirements described above, but one of whom must be our chief executive officer , which may administer the Omnibus Plan with respect to employees or other service providers who are not officers or directors.

Common Stock Reserved for Issuance under the Plan. The Common Stock issued or to be issued under the Omnibus Plan consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by us. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Omnibus Plan. The number of shares of Common Stock available for issuance under the Omnibus Plan will not be increased by any shares tendered or award surrendered in connection with the purchase of shares of Common Stock upon exercise of an option or any shares of Common Stock deducted from an award payment in connection with our tax withholding obligations.

Eligibility. Awards may be made under the Omnibus Plan to employees of or consultants to Sun or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in Sun’s best interests by the Board of Directors.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the plan at any time and for any reason. The Omnibus Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations. In addition, amendments that will increase the benefits under the plan (including changing the vesting restrictions described above) or that will increase dilution of stockholders must be submitted for stockholder approval.

Options. The Omnibus Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the LDCC and may not exceed 10 years from the date of grant. The LDCC determines at what time or times each option may be exercised (subject to the minimum vesting periods described above) and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the LDCC.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock, or by means of a broker-assisted cashless exercise.

No amendment or modification may be made to an outstanding stock option or stock appreciation right that would be treated as a repricing under the rules of the stock exchange on which the shares of Common Stock are listed (currently the NASDAQ Stock Market), without the approval of our stockholders.

Stock options and stock appreciation rights granted under the Omnibus Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards. The LDCC may also award:

•

shares of unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the LDCC which are free from any restrictions under the plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

•	restricted stock, which are shares of Common Stock subject to restrictions.

•	restricted stock units, which are rights to receive Common Stock subject to restrictions.

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

•

stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the LDCC, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the LDCC.

•

performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the LDCC. The LDCC may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The LDCC may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The LDCC may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the LDCC designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the LDCC so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).

Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of Sun, may cause awards granted under the Omnibus Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events. The LDCC will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Omnibus Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Sun to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Omnibus Plan is designed to permit the LDCC to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)	the performance goal under which compensation is paid must be established by a committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)	the LDCC must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the LDCC; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Omnibus Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the LDCC in establishing performance goals:

•

net earnings, operating earnings, pretax earnings, earnings (or loss) per share, earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation, or earnings or losses before interest, taxes, depreciation and amortization, or earnings or losses before interest, taxes, depreciation, amortization and stock based compensation;

•	share price, including growth measures and total stockholder return and appreciation in and/or maintenance of the price of the shares of Common Stock or any publicly traded securities of Sun;

•	sales or revenue, or sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

•	operating income (or loss) before or after taxes;

•	gross cash or operating margins;

•	gross profits;

•	return measures, including return on assets or net assets, capital (including total capital or invested capital), investment, equity, sales or net sales, or revenue;

•	cash flow, including operating cash flow, free cash flow, cash flow return on equity, cash flow return on investment, and cash flow per share (before or after dividends);

•	economic value added models or equivalent metrics;

•	productivity ratios;

•	expense targets;

•	market share;

•	financial ratios as provided in our or our subsidiaries’ credit agreements;

•	working capital targets;

•	year-end cash;

•	debt reductions;

•	reductions in cost;

•	improvements in or attainment of expense levels or working capital levels;

•	stockholder equity;

•

implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, recruiting and maintaining personnel, and strategic and operational initiatives;

•	completion of acquisitions of businesses or companies;

•	completion of divestitures and asset sales;

•	attainment of individual objectives that are measurable and consistent with Section 162(m) of the Internal Revenue Code; and

•	any combination of any of the foregoing business criteria.

Business criteria may be measured on an absolute or relative basis and on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of Sun if he or she is not a current employee ; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of Sun; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from Sun in any capacity other than as a director.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be awarded under the Omnibus Plan to any person is $20,000,000 per year. The maximum number of shares of Common Stock that can be awarded under the Omnibus Plan to any person, other than pursuant to an option or stock appreciation right, is $10,000,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $50,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $100,000,000.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for Sun. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or Sun. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the Omnibus Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the Omnibus Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G). To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. We intend for awards granted under the plan to comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Board Recommendation

The Board recommends that you vote “FOR” the approval of our 2007 Omnibus Incentive Plan.

PROPOSAL 4

AMENDMENT TO SUN’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO

EFFECT A ONE-FOR-FOUR REVERSE STOCK SPLIT

With the exception of the anticipated post — reverse stock split share numbers and stock prices set forth in this Proposal 4, numbers set forth in this proxy statement do not reflect the effect of the proposed reverse stock split.

General

Subject to stockholder approval, our Board has approved an amendment to our Amended and Restated Certificate of Incorporation that would effect a one-for-four reverse split of our common stock. The reverse stock split would not have any economic effect on Sun’s stockholders, debt holders or holders of options, restricted stock or restricted stock units, except to the extent the reverse stock split would result in fractional shares, as discussed further below.

Our Board of Directors believes that the reverse stock split would be beneficial for the following reasons:

•

Increased, more attractive share price. The anticipated increase in our stock price resulting from the reverse stock split could return our stock price to a level that we believe is more consistent with other major widely held companies. A higher stock price should be well-received by our customers and potential customers, who expect our stock price to be in line with those of our peers. A higher stock price may also meet investing guidelines for certain institutional investors and investment funds that are currently prevented under their guidelines from investing in our stock at its current price levels.

•

Reduced stockholder transaction costs. Many investors pay commissions based on the number of shares traded when they buy or sell our stock. If our stock price were higher, these investors would pay lower commissions to trade a fixed dollar amount of our stock than they would if our stock price were lower. In addition, stockholders who hold only a few shares of our stock may not have an economic way to sell their shares. To the extent these stockholders are left with fractional shares as result of the reverse stock split, they would receive cash for their shares without incurring transaction costs.

•

Increased earnings visibility. A decrease in our outstanding shares would result in increased visibility for our earnings per share and changes in our earnings per share. For example, if our weighted average number of shares outstanding was 3,500,000,000, each $35 million of net income would result in $0.01 of earnings per share and additional net income of less than $17.5 million would result in no change in earnings per share, as a result of rounding. If we implemented the reverse stock split and reduced the weighted average number of shares outstanding to 875,000,000, smaller changes in net income would be reflected in earnings per share, because each $8.75 million of net income would result in $0.01 of earnings per share.

Certain Risks Associated with the Reverse Stock Split

If the reverse stock split is implemented, the resulting per-share price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of these investors, and consequently, the trading liquidity of our common stock may not improve.

While we believe that a higher stock price may help generate investor interest in our common stock, the reverse stock split may not result in a stock price that will attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds. A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of the split. If the reverse stock split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the split. The market price of our common stock is also based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The reverse stock split may reduce the liquidity and increase the volatility of our stock.

Due in part to our large number of outstanding shares, our common stock is one of the most actively traded stocks on NASDAQ, which can lead to pricing efficiencies. Following the reverse stock split, our outstanding shares will be reduced by a factor of four, which may lead to reduced trading and a smaller number of market makers for our common stock. In addition, stocks trading at a 30-day average below $5 generally may not be sold short. Following the reverse stock split, to the extent our per-share trading price is consistently well above $5, investors may short our stock. This may increase the volatility of our stock price.

Our total market capitalization immediately after the proposed reverse stock split may be lower than immediately before the proposed reverse stock split.

There are numerous factors and contingencies that could affect our stock price following the proposed reverse stock split, including the status of the market for Sun stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our common stock may not be sustainable at the direct arithmetic result of the reverse stock split (for example, based on the closing price of our common stock on NASDAQ on the Record Date of [$            ] per share, the direct arithmetic result of the reverse stock split would be a post — split market price for our common stock of [$            ] per share). If the market price of our common stock declines after the reverse stock split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after the split will be lower than before the split.

The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “board lots” of even multiples of 100 shares.

Effect on Existing Shares of Common Stock

The proposed reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in Sun, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock would not be affected by a reverse stock split (other than as a result of the payment of cash in lieu of fractional shares).

Effect on Authorized but Unissued Shares of Common Stock

Currently, we are authorized to issue up to a total of 7,200,000,000 shares of common stock, of which [            ]shares were outstanding on the Record Date. Immediately following the reverse stock split, the total authorized number of shares of common stock will be reduced to 1,800,000,000.

Effect on Authorized but Unissued Shares of Preferred Stock

Currently, we are authorized to issue up to a total of 10,000,000 shares of preferred stock, none of which are issued and outstanding or reserved for future issuance. Immediately following the reverse stock split, the total authorized number of shares of preferred stock will be reduced to 2,500,000.

Effect on Convertible Debt

The number of shares into which our $700 million in convertible senior notes are convertible and the conversion price for those notes will be automatically adjusted as a result of the reverse stock split as provided in the indenture that governs the terms of those notes. In addition, the number of shares represented by the option we purchased and the warrants we sold concurrently with the convertible senior notes and the exercise prices and conversions prices, respectively, for the option and warrants will also be automatically adjusted as a result of the reverse stock split pursuant to their terms.

Effect on Equity Compensation Plans

The reverse stock split would reduce the number of shares of common stock authorized and available for issuance under the 2007 Omnibus Incentive Plan, should it be approved by our stockholders at the Annual Meeting. The reverse stock split will also reduce the number of shares authorized and available for issuance our 1990 Employee Stock Purchase Plan (the “ESPP”). If our 2007 Omnibus Incentive Plan is not approved by our stockholders at the Annual Meeting, the reverse stock split would also reduce the number of shares of common stock authorized and available for issuance under our 1990 Long-Term Equity Incentive Plan, our Equity Compensation Acquisition Plan and our 1988 Directors Plan. In addition, as a result of the reverse stock split, the number of shares represented by each outstanding stock option, whether vested or unvested, and each outstanding restricted stock and restricted stock unit award would be rounded down to the nearest whole share. No payment would be made with respect to the amount that was eliminated as a result of the rounding-down. Finally, the exercise price per share for each option would be multiplied by four.

Effect on Par Value

The Amended and Restated Certificate of Incorporation changes the par value of our common stock from $0.00067 to $0.001 per share.

Effect on Registration and Stock Trading

Our common stock is currently registered under Section 12(b) of the 1934 Act and we are subject to the periodic reporting and other requirements of the 1934 Act. The proposed reverse stock split will not affect the registration of our common stock under the 1934 Act.

If the proposed reverse stock split is implemented, our common stock will continue to be reported on NASDAQ under the symbol “JAVA” (although the letter “d” will be added to the end of the trading symbol for a period of 20 trading days from the effective date of the reverse stock split to indicate that the reverse stock split has occurred).

Effective Date

The proposed reverse stock split would become effective on the date of filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date of the reverse stock split, shares of common stock issued and outstanding will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this Proposal 4.

Mechanics of Reverse Stock Split

If this Proposal 4 is approved by the stockholders at the annual meeting, stockholders will be notified that the reverse stock split has been effected. The mechanics of the reverse stock split will differ depending upon whether shares held are held beneficially in street name or whether they are registered directly in a stockholder’s name.

•	If a stockholder’s shares are held in street name, the number of shares the stockholder holds will automatically be adjusted to reflect the reverse stock split on the effective date.

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If a stockholder’s shares are registered directly in the stockholder’s name, the stockholder will receive a transmittal letter asking the stockholder to surrender your certificates representing pre-split shares in exchange for certificates representing post-split shares. No new certificates will be issued to the stockholder until the outstanding certificate(s) together with the properly completed and executed letter of transmittal are delivered to Computershare. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

Payment for Fractional Shares

Whether shares are held in street name or directly, we will not issue fractional shares of common stock to our stockholders. Instead, fractional shares will be cashed out. For example, if a stockholder holds 43 shares on a pre-split basis, the stockholder would be issued ten shares on a post-split basis and would receive cash for three shares.

Any cash due to stockholders in exchange for fractional shares will be paid as follows:

•	If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.

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If the stockholder’s shares are registered directly in the stockholder’s name with Computershare, payment for the fractional shares will be made by check, sent to the stockholder directly from Computershare upon receipt of the properly completed and executed transmittal letter and original stock certificate.

The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•	The closing sales price of our common stock on the effective date as reported on NASDAQ; by

•	The amount of the fractional share.

Holders of as many as three shares of our common stock would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the reverse stock split.

Accounting Consequences

On the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock would be reduced to reflect the new par value per share of $0.001, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced.

The per-share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the reverse stock split described in this Proposal 4, and we will not independently provide our stockholders with any such rights.

U.S. Federal Income Tax Consequences

The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse stock split shares and post-reverse stock split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, stockholders who hold the pre-reverse stock split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation.

This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. We have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation. The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

Board Recommendation

The Board recommends that you vote “FOR” the approval of the reverse stock split.

STOCKHOLDER PROPOSALS

Proposal 5 and Proposal 6 are stockholder proposals. If the respective stockholder proponents, or representatives who are qualified under state law, are present at the Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon. The stockholder proposals are included in this proxy statement exactly as submitted by the respective stockholder proponents. The Board’s recommendation on each proposal is presented immediately following the proposal. We will promptly provide you with the name, address and, to Sun’s knowledge, the number of voting securities held by the proponent of any of the stockholder proposals, upon receiving a written or oral request directed to: Sun Microsystems, Inc., Attn: Michael A. Dillon, Corporate Secretary, 4150 Network Circle, Santa Clara, California 95054, (650) 960-1300 (telephone).

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING ADVISORY VOTE ON COMPENSATION

RESOLVED, that shareholders of Sun Microsystems, Inc. (“Sun”) urge the board of directors to adopt a policy that Company shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Sun’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

In our view, investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. According to a recent Watson Wyatt survey, 90% of institutional investors believe the US executive pay model has dramatically overpaid executives, and 87% of institutional investors believe pay is too heavily influenced by management (See Watson Wyatt, Balance under Pressure, (2006)). Additionally, recent media attention to questionable dating of stock options grants by companies has raised related investor concerns.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004)).

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Sun’s board to allow shareholders to express their opinion about senior executive compensation at Sun by establishing an annual referendum process. The results of such a vote would, we think, provide Sun with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, to be in shareholders’ best interests.

We urge shareholders to vote for this proposal.

Statement by the Board of Directors in opposition to Proposal 5

We believe the best way for our stockholders to communicate their opinions regarding Sun’s executive compensation programs and practices to our Board is to email them directly at SunBOD@sun.com. Sun meets regularly with our stockholders to discuss important issues, including executive compensation. We take our stockholders’ input seriously and have made substantial changes based on their input. A good example is the LDCC’s decision, based on discussions with stockholders, to grant approximately 50% in value of annual equity awards to executive officers in the form of performance-based restricted stock units.

Unlike the valuable input we receive through direct communication with our stockholders, we do not believe a yearly, backward-looking “yes” or “no” vote on our compensation disclosure would provide the LDCC with any meaningful insight into our stockholders’ specific concerns regarding our executive compensation policies and practices that the LDCC could use to improve Sun’s compensation policies. Instead, an advisory vote would require the LDCC to speculate about the meaning of stockholder approval or disapproval. For example, a negative vote could signify that stockholders do not approve of the amount of compensation awarded a particular individual, or it could signify dissatisfaction with a particular type of compensation (for instance, stock options or specific perquisites), or it could signify displeasure with the format or level of disclosure in the summary compensation table and accompanying narrative disclosure. As a consequence, the LDCC will be pressured to take action based on an incomplete understanding of stockholder concerns.

Finally, our stockholders already have the ability to express their dissatisfaction with our compensation practices and procedures by withholding votes for members of the LDCC. Although we don’t recommend that stockholders use withhold votes to express dissatisfaction on a single issue — as with an advisory vote on compensation, a director withhold vote merely conveys a simple positive or negative message without providing any specific guidance — a withhold vote for an LDCC member would convey essentially the same information as the proposed advisory vote.

After careful consideration of the proposal, the Board of Directors does not believe that the proposal would be in the best interests of Sun and its stockholders. Stockholders already have more effective and direct means of communicating their concerns to Sun. The proposal would provide a relatively ineffective and potentially counter-productive vehicle for stockholders to express their views on this important subject.

Board Recommendation

The Board recommends that you vote “AGAINST” Proposal 5.

PROPOSAL 6

STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE

6 — Adopt Simple Majority Vote

RESOLVED: Comprehensive Commitment to Adopt Simple Majority Vote. Shareholders recommend that our Board take each step necessary to adopt a simple majority vote to apply to the greatest extent possible. This includes using all means in our Board’s power such as special company solicitations and one-on-one management contacts with major shareholders to obtain the vote required for adoption of this proposal topic.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change to the fullest extent feasible in accordance with applicable laws and existing governance documents.

Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring a 75%-vote on certain key governance issues, if our vote is an overwhelming 74%-yes and only 1%-no — only 1% could force their will on our 74%-majority.

The need for adoption of this proposal should also be evaluated in the context of our company’s overall corporate governance. For instance in 2007 the following governance status was reported (and certain concerns are noted):

•

The Corporate Library http://www.thecorporatelibrary.com/, an independent investment research firm said the fact that Mr. McNealy stayed on as the Chairman of the Board after resigning as CEO raises a red flag, since TCL research has shown that this arrangement increases the governance risk for the company.

•	An overwhelming 75% shareholder vote was required to make certain key changes — entrenchment concern.

•

Our company’s overall Board Effectiveness Rating was lowered by The Corporate Library due to our management’s decision to accelerate the vesting of options to avoid recognizing related expenses in our company’s financial statements.

•	Two directors held 4 or 5 board seats — Over-commitment concern.

•	Two directors had 19 to 25 years tenure — Lack of independence concern.

•	Four directors owned no stock — Lack of commitment concern.

•	Plus six of our directors served on Boards rated “D” by The Corporate Library:

Mr. Barksdale — Time Warner (TWX)

Mr. Barksdale — FedEx (FDX)

Ms. Seligman — Oracle (ORCL)

Mr. Bennett — Intuit (INTU)

Ms. Mitchell — Bank of America (BAC)

Mr. Finocchio — Altera (ALTR)

Mr. Currie — CNET Networks (CNET)

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to:

Adopt Simple Majority Vote

Yes on 6

Statement by the Board of Directors in opposition to Proposal 6

We oppose this proposal because we believe it is unclear and overbroad and, in many respects, contrary to the interests of minority stockholders. The proposal requests that Sun devote significant resources to remove certain supermajority voting requirements that are generally viewed as being protective of stockholder interests. Specifically, the following provisions cannot be removed from our charter documents without the approval of the holders of at least 75% of our shares:

•	The right of the stockholders to cumulate votes;

•	A prohibition on creating a classified Board of Directors; and

•	The right of 10% stockholders of the Company to call a special meeting of stockholders.

These provisions protect the rights of minority stockholders, and it is unclear why the proponent would want to make it easier for the Company or another interested party to eliminate cumulative voting, implement a staggered board or limit the ability of minority stockholders to call a special meeting.

In addition, our Bylaws generally may not be amended by the holders of less than 75% of our shares. Our Bylaws represent a fundamental aspect of our governance framework and should be changed only with a very strong stockholder mandate. The Board believes that decisions affecting such fundamental aspects of the Company’s existence and operations should be fair to all stockholders and the existing approval requirements for amending our Bylaws are intended to act as a shield against the self-interested actions of a few large investors.

In addition to the reasons noted above, the Board opposes the stockholder proposal because it is unclear and overbroad in its application and thus subject to misinterpretation if implemented. As an example, the proposal requests that the “Board take each step necessary to adopt a simple majority vote to apply to the greatest extent possible.” Although our response above has focused on the existing supermajority voting provisions in our charter documents, it is unclear whether the stockholder proponent intends for the proposal to extend to matters the Company voluntarily elects to submit to stockholder vote, although no law or stock listing requirement requires it to do so and notwithstanding the possibility that a different voting standard might be, in light of facts or circumstances then existing, in the best interests of the Company or its stockholders.

After careful consideration of the proposal, our Board of Directors does not believe that the proposal would be in the best interests of Sun and its stockholders. The Board continues to strongly believe that the scope of Sun’s supermajority voting provisions are appropriate and sufficiently limited and any anticipated expenditure of corporate funds and time of senior management to seek repeal of such provisions would not be a prudent use of corporate resources.

Finally, the Board also disagrees with the proponent’s characterization of Sun’s corporate governance practices. Sun has an independent, active and effective Board of Directors committed to the highest quality corporate governance. The Board is continually reviewing and improving its governance practices. Recent examples include adopting majority voting for directors, removing our poison pill and issuing performance-based equity awards. Notably, Ethisphere Magazine recently named Sun as one of the “World’s Most Ethical Companies.” We encourage you to refer to read the section of our proxy entitled “Corporate Governance” for more information about our corporate governance practices.

Board Recommendation

The Board recommends that you vote “AGAINST” Proposal 6.

Map and Driving Directions to Sun's Santa Clara Campus

237
880
101
87
Tasman Dr.
N. 1st St.
Lafayette St.
Zanker Rd.
Agnew Rd.
Montague Expy
Palm Dr.
Great American Pkwy
W. Trimble Rd.
San Tomas Expy
E. Brokaw Rd.
Central Expy
San Jose International Airport
N

Auditorium
Sun Microsystems, Inc.
Santa Clara Campus Building 3
4030 George Sellon Circle
Santa Clara, California 95054

FROM SAN FRANCISCO (Heading South)
» Take 101 South
» Take San Tomas/Montague Expressway exit
» Follow the exit for Montague Expressway (East)
» Turn right on ramp to Lafayette street
» Drive 0.3 miles and turn right on Palm Drive

FROM SAN JOSE (Heading North)
» Take 101 North
» Take San Tomas/Montague Expressway exit
» Follow the exit for Montague Expressway (East)
» Turn right on ramp to Lafayette street
» Drive 0.3 miles and turn right on Palm Drive

Agnew Rd.
Network Circle
George Sellon Circle
Lafayette St.
Palm Dr.
Auditorium
Leonard Stocking Dr.
Network Circle
Network Circle
Montague Expressway

SUN MICROSYSTEMS, INC.

2007 OMNIBUS INCENTIVE PLAN

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SUN MICROSYSTEMS, INC

2007 OMNIBUS INCENTIVE PLAN

Sun Microsystems, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2007 Omnibus Incentive Plan (the “Plan”), as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units (or RSUs), unrestricted stock, dividend equivalent rights, and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Administrator” means the Board or, where pursuant to Section 3.2 the Board has delegated its authority to the Committee or one or more directors of the Company, the Committee or such directors.

2.2 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.3 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.4 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Dividend Equivalent Right, Performance Share, Performance Unit or cash award under the Plan.

2.5 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means, as determined by the Administrator and unless otherwise provided in an applicable agreement with the Company or an Affiliate, that a termination of Service shall have taken place as a result of (i) any act of personal dishonesty by a Grantee in connection with his or her responsibilities as a Service Provider and intended to result in substantial personal enrichment to the Grantee, (ii) the Grantee’s willful act constituting Gross Misconduct and which is injurious to the Company, or (iii) a Grantee’s conviction or plea of a felony which the Administrator reasonably believes had or will have a material detrimental effect on the Company’s reputation or business.

2.9 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.11 “Company” means Sun Microsystems, Inc.

2.12 “Corporate Transaction” means the occurrence of any of the following: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.

2.13 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.14 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.15 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.16 “Effective Date” means November 8, 2007, the date the Plan was approved by the Administrator.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.18 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Administrator shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Administrator in good faith in a manner consistent with Code Section 409A.

2.19 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.20 “Grant Date” means, as determined by the Administrator, the latest to occur of (i) the date as of which the Administrator approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Administrator.

2.21 “Grantee” means a person who receives or holds an Award under the Plan.

2.22 “Gross Misconduct” means (i) theft or damage of Company property, (ii) use, possession, sale or distribution of illegal drugs, (iii) being under the influence of alcohol or drugs (except to the extent medically prescribed) while on duty or on Company premises, (iv) involvement in activities representing conflicts of interest; (v) improper disclosure of confidential information; (vi) conduct endangering, or likely to endanger, the health or safety of another Service Provider, or (vii) falsifying or misrepresenting information on Company records.

2.23 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.27 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.28 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.29 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to five (5) years.

2.30 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31 “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33 “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34 “Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved. Unless otherwise stated as payable in shares of Stock, each Performance Unit is valued at one dollar.

2.35 “Plan” means this Sun Microsystems, Inc. 2007 Omnibus Incentive Plan.

2.36 “Prior Plans” means the Sun Microsystems, Inc. 1990 Long-Term Equity Incentive Plan, the Sun Microsystems, Inc. 1988 Directors’ Stock Option Plan, and the Sun Microsystems, Inc. Equity Compensation Acquisition Plan.

2.37 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.38 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.39 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.40 “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.41 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.42 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.43 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Administrator, which determination shall be final, binding and conclusive.

2.44 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.45 “Stock” means the common stock, par value $.00067 per share, of the Company.

2.46 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.47 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.48 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.49 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.50 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3. ADMINISTRATION OF THE PLAN

3.1. Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in

Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, but one of whom must be the Chief Executive Officer (or functional equivalent), who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by an Administrator if the power and authority to do so has been delegated to such Administrator by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Administrator shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Administrator shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-(12)month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

3.4. No Repricing

Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

3.5. Deferral Arrangement.

The Administrator may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.6. No Liability.

No Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7. Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Administrator, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4. STOCK SUBJECT TO THE PLAN

4.1. Number of Shares Available for Awards

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be equal to four hundred and thirty million (430,000,000), all of which may be granted as Incentive Stock Options, decreased by the number of shares of Stock made subject to awards granted under the Prior Plans between the Effective Date and the date the Plan is approved by the stockholders of the Company. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2. Adjustments in Authorized Shares

The Administrator shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3. Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards of Options shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award of Options. With respect to SARs, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise. Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the limit set forth in Section 4.1 as 2.0 shares for every one (1) share granted. If any shares covered by an Award granted under the Plan or a Prior Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an Award granted under a Prior Plan will again be available for making Awards under the Plan in the same amount as such shares were counted against the limits set forth in the applicable Prior Plan. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 12.2, or (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 18.3.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, (i) all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date, and (ii) no awards will be made under the Prior Plans. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2. Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Administrator shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Administrator.

6.2. Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is twenty million (20,000,000) per twelve-month period; provided, however, the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 in the year that the person is first employed by the Company is forty million (40,000,000);

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is ten million (10,000,000) per twelve-month period; provided, however, the maximum number of shares of Stock subject to Awards other than Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 in the year that the person is first employed by the Company is twenty million (20,000,000); and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any 12 month period by any person eligible for an Award shall be fifty million dollars ($50,000,000) and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any person eligible for an Award shall be one hundred million dollars ($100,000,000).

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Administrator shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price

The Option Price of each Option shall be fixed by the Administrator and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Administrator and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Administrator and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4. Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6. Method of Exercise.

Subject to the terms of Article 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7. Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates or, as provided in Section 3.7, a book entry registration evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12. Notice of Disqualifying Disposition

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Administrator. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2. Other Terms.

The Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Administrator and stated in the Award Agreement relating to such SAR.

9.4. Transferability of SARS

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Grant of Restricted Stock or Restricted Stock Units.

Awards of Restricted Stock or Restricted Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions.

At the time a grant of Restricted Stock or Restricted Stock Units is made, the Administrator may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Administrator may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units as described in Article 14. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Restricted Stock or Restricted Stock Units.

10.3. Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Administrator may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. In the alternative, as provided in Section 3.7, the Company may make a book entry registration evidencing a Grantee’s ownership of shares of Restricted Stock.

10.4. Rights of Holders of Restricted Stock.

Unless the Administrator otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Administrator may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Restricted Stock Units.

10.5.1. Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Administrator may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

Unless the Administrator otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

10.7. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Administrator, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Administrator) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Administrator. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2. Termination of Service.

Except as may otherwise be provided by the Administrator either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1. Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2. Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Administrator at the time of grant. The Administrator shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

14.3. Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4. Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Administrator and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Administrator, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee.

14.6. Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Administrator determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1. Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2. Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which 25% of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3. Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4. Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) net earnings;

(b) operating earnings;

(c) pretax earnings;

(d) earnings (or loss) per share;

(e) share price, including growth measures and total stockholder return and appreciation in and/or maintenance of the price of the shares of Stock or any publicly traded securities of the Company;

(f) earnings (or losses), including earnings or losses before taxes, earnings (or losses) before interest and taxes, earnings (or losses) before interest,

taxes and depreciation, earnings (or losses) before interest, taxes, depreciation and amortization, or earnings (or losses) before interest, taxes, depreciation, amortization and stock-based compensation, and other similar adjustments to earnings (or losses);

(g) sales or revenue, or sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(h) net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

(i) operating income (or loss) before or after taxes;

(j) gross, cash or operating margins;

(k) gross profits;

(l) return measures, including return on assets or net assets, capital (including total capital or invested capital), investment, equity, sales or net sales, or revenue;

(m) cash flow, including operating cash flow, free cash flow, cash flow return on equity, cash flow return on investment, and cash flow per share (before or after dividends);

(n) economic value added models or equivalent metrics;

(o) productivity ratios;

(p) expense targets;

(q) market share;

(r) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(s) working capital targets;

(t) year-end cash;

(u) debt reductions;

(v) reductions in cost;

(w) improvement in or attainment of expense levels or working capital levels;

(x) shareholder equity;

(y) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, recruiting and maintaining personnel, and strategic and operational initiatives;

(z) completion of acquisitions of business or companies.

(aa) completion of divestitures and asset sales; and

(bb) any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5. Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6. Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Administrator shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7. Administrator Discretion.

In the event that applicable tax and/or securities laws change to permit Administrator discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7. Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock,

Restricted Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Administrator has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Administrator shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Administrator does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Administrator, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Administrator may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.3, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate

Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Restricted Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Restricted Stock Units would have been entitled to receive immediately following such transaction.

17.3. Corporate Transaction in which Awards are not Assumed.

Upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Stock Units and Restricted Stock are not being assumed or continued:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Restricted Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Administrator may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Restricted Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Administrator acting in good faith), in the case of Restricted Stock or Restricted Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Administrator shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4. Corporation Transaction in which Awards are Assumed.

The Plan, Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Restricted Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

17.5. Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Administrator shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Administrator may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.6. No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Administrator to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Administrator in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4. Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Administrator, in its sole discretion.

18.6. Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Section 409A of the Code

The Administrator intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Administrator determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Administrator.

*    *    *

To record adoption of the Plan by the Administrator as of                          , 2007, and approval of the Plan by the stockholders on                          , 2007, the Company has caused its authorized officer to execute the Plan.

SUN MICROSYSTEMS, INC.

By:
Title:

Sun microsystems

P.O. Box 43004, Providence, RI 02940-3004

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000004

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000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

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Annual Meeting Proxy Card

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A

Proposal 1—Election of Directors

The Board of Directors recommends a vote FOR all nominees.

1. Election of ten (10) members to the Board of Directors;

Nominees: 1—Scott G. McNealy, 2—James L. Barksdale, 3—Stephen M. Bennett, 4—Peter L.S. Currie, 5—Robert J. Finocchio, Jr., 6—Michael E. Marks, 7—Patricia E. Mitchell, 8—M. Kenneth Oshman, 9—P. Anthony Ridder, and 10—Jonathan I. Schwartz

To Vote FOR All Nominees

To WITHHOLD Vote From All Nominees

For All Except—To withhold your vote from a specific nominee or nominees, mark the box to the left and also mark the numbered box(es) below corresponding to the number(s) of the nominee(s) listed above from whom you wish to withhold your vote.

01 - 02 - 03 - 04 - 05 - 06 - 07- 08 - 09 - 10 -

B Other Proposals The Board of Directors recommends a vote FOR Proposals 2—4. For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

3. Approval of Sun's 2007 OmnibusIncentive Plan.

4. Approval of amendment to Sun's Amended and Restated Certificate of Incorporation to effect a one-for-four reverse stock split of common stock.

The Board of Directors recommends a vote AGAINST Proposals 5 and 6.

For Against Abstain 5. Consideration of a stockholder proposal, if properly presented at the meeting, regarding advisory vote on compensation.

6. Consideration of a stockholder proposal, if properly presented at the meeting, regarding simple majority vote.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—D ON BOTH SIDES OF THIS CARD.

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RECEIVE FUTURE SUN MICROSYSTEMS, INC. PROXY MATERIALS VIA THE INTERNET:

You can help preserve and protect our environment and contribute to cost savings by electing to receive future Sun Microsystems, Inc. Annual Reports and Proxy materials (and other Company communications) in electronic form rather than in printed form. When you sign up for electronic delivery at www.computershare.com/investor, you will receive an email with Internet links to the materials which you can view, download or print at your convenience. You can, of course, change your preference at any time. If you do not elect to access Sun's proxy materials electronically, or specifically request to receive a paper copy you will continue to receive a notice of Internet availability of the materials.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Sun Microsystems, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUN MICROSYSTEMS, INC. 2007 ANNUAL MEETING OF STOCKHOLDERS

By signing below, you, as a stockholder of Sun Microsystems, Inc., hereby appoint Jonathan I. Schwartz and Michael A. Dillon or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on your behalf and in your name, to represent you at Sun’s Annual Meeting of Stockholders to be held on Thursday, November 8, 2007, and at any adjournment(s) or postponement(s) thereof, and to vote all of your shares of Common Stock on all matters to be considered at the meeting which you would be entitled to vote if personally present. The meeting will begin at 10:00 a.m. (doors will open at 9:00 a.m.) in the auditorium at Sun’s Santa Clara campus, located at 4030 George Sellon Circle, Santa Clara, California. You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors’ recommendations, simply sign and return this card.

C Non-Voting Items Change of Address — Please print new address below. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—D ON BOTH SIDES OF THIS CARD.